UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 22, 2009

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

77 Fourth Avenue, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2009, Phase Forward Incorporated, a Delaware corporation (“Phase Forward”) acquired Waban Software, Inc., a Delaware corporation (“Waban”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Phase Forward, Waban, Pecan Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Phase Forward, and the Securityholder Representative (as defined therein), dated as of April 22, 2009.  The total consideration for this transaction is $14.0 million in cash, as adjusted by working capital adjustments, and minus any transaction fees or indebtedness of Waban.  Approximately $2.1 million of the total consideration was placed in escrow as security for the indemnification obligations under the Merger Agreement.

There are no material relationships among Phase Forward and Waban or any of their respective affiliates or any of the parties to the Merger Agreement and related agreements, other than in respect of such agreements themselves.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 22, 2009, the Company issued a press release announcing that it acquired Waban.    A copy of the press release is attached hereto and furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Phase Forward Incorporated, Waban Software, Inc., Pecan Acquisition Corp. and the Securityholder Representative, dated as of April 22, 2009
99.1	Press Release issued by Phase Forward Incorporated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

April 22, 2009	By:	/s/ D. Ari Buchler
D. Ari Buchler
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Phase Forward Incorporated, Waban Software, Inc., Pecan Acquisition Corp. and the Securityholder Representative, dated as of April 22, 2009
99.1	Press Release issued by Phase Forward Incorporated